UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]    Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(c)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

                    TEXTAINER EQUIPMENT INCOME FUND IV, L.P.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies: Units of Limited Partner Interest

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:


                          Textainer Capital Corporation
                    Textainer Financial Services Corporation

                        650 California Street, 16th Floor
                             San Francisco, CA 94108




January 21, 2005




RE:  Proxy Statements for:          TCC Equipment Income Fund, A California Limited Partnership
                                    Textainer Equipment Income Fund II, L.P.
                                    Textainer Equipment Income Fund III, L.P.
                                    Textainer Equipment Income Fund IV, L.P.
                                    Textainer Equipment Income Fund V, L.P.
                                    Textainer Equipment Income Fund VI, L.P.

Ladies and Gentlemen:

As you are securities broker dealers who have clients that own units in one or several of the above-mentioned Textainer Partnerships, we are sending you this letter to ensure you are informed of recent events.

On January 21, 2005, Textainer will mail proxy statements to all current limited partners of each of the above-mentioned Textainer partnerships. The proxy statements ask the limited partners to vote on the following three proposals to be decided at Special Meetings of the Limited Partners of each Partnership to be held on March 21, 2005:

   1. Approve the sale of substantially all of the assets of the Partnerships to RFH Ltd. for cash (the "Asset Sale") and authorize the Managing General Partner, following the Asset Sale, to dissolve the Partnerships under the California Limited Partnership Act, and then complete the winding-up and termination of the Partnerships.
   2. Approve certain amendments to the Partnerships' limited partnership agreements, which the general partners believe are in the best interests of the limited partners, for the purpose of providing the Managing General Partner with the power and authority to sell the assets of the Partnerships, if for any reason the Asset Sale to RFH, Ltd. were not to be finalized, upon such terms as it deems to be in the limited partners' best interests, in order to liquidate, dissolve and terminate the Partnerships' existence.
   3. Permit the adjournment of the Special Meetings if time is needed to continue the solicitation of proxies for vote on the Asset Sale Proposals, for up to an additional 45 days.

The general partners recommend that the limited partners vote for all three proposals.

I expect that you may get questions from your clients about the proxy materials. To assist you in answering their questions you may view an electronic version of all proxy materials on the SEC's EDGAR website (www.sec.gov) or Textainer's website (www.textainer.com select "Partnership Shareholder Reports"). You and your clients may also ask questions about the proxy materials by calling 1-(800) 459-6650.

We currently estimate the total distributions per unit following the approval and closing of the Asset Sales will be:

   --------------------------------------------------------------- ------------------------------------------
     TCC Equipment Income Fund, A California Limited Partnership            Between $1.90 and $2.90
   --------------------------------------------------------------- ------------------------------------------
   --------------------------------------------------------------- ------------------------------------------
     Textainer Equipment Income Fund II, L.P.                               Between $2.40 and $3.40
   --------------------------------------------------------------- ------------------------------------------
   --------------------------------------------------------------- ------------------------------------------
     Textainer Equipment Income Fund III, L.P.                              Between $2.50 and $3.50
   --------------------------------------------------------------- ------------------------------------------
   --------------------------------------------------------------- ------------------------------------------
     Textainer Equipment Income Fund IV, L.P.                               Between $3.60 and $4.60
   --------------------------------------------------------------- ------------------------------------------
   --------------------------------------------------------------- ------------------------------------------
     Textainer Equipment Income Fund V, L.P.                                Between $7.10 and $8.10
   --------------------------------------------------------------- ------------------------------------------
   --------------------------------------------------------------- ------------------------------------------
     Textainer Equipment Income Fund VI, L.P.                               Between $7.80 and $8.80
   --------------------------------------------------------------- ------------------------------------------

We look forward to promptly receiving the proxy responses and appreciate your assistance in working with your clients.


Sincerely,

/s/ John A. Maccarone

John A. Maccarone
President and Chief Executive Officer
Textainer Capital Corporation and Textainer Financial Services Corporation Managing General Partners